                                                                      Exhibit 3b

                           CITIZENS FINANCIAL CORP.
                             ELKINS, WEST VIRGINIA

     Organized Under the General Corporation Law of the State of Delaware

                                    BYLAWS

                                   ARTICLE I

                           Meetings of Stockholders
                           ------------------------

*         Section 1.1 - Annual Meetings. The regular meeting of the stockholders
          -----------------------------
for the eleciton of directors and the transaction of other business shall be held at the main office of the Citizens National bank of Elkins at 211-213 Third Street, Ekins, West Virginia, or such other place as the Board of Directors may designate, at 11:00 a.m. on the third Saturday of April of each year, or at such other time as may be fixed by the Board of Directors and pursuant to the provisions of law. If, for any cause, an election of directors is not made on the first day of the annual meeting, the Board of Directors shall order the election to be held on some subsequent date, as soon thereafter as practicable, according to the provisions of law. Notice of the annual meeting shall be mailed not less than twenty (20) nor more than sixty (60) days prior to the date thereof to each stockholder at his or her address appearing on the books of the corporation.

          Section 1.2 - Special meetings.  Except as otherwise specifically
          ------------------------------
provided by statute, special meetings of stockholders may be called for any purpose at any time on the call of three (3) or more directors or by any three (3) or more stockholders holding in the aggregate not less than ten percent (10%) of the stock of the corporation. Every such Special Meeting, unless otherwise provided by law, shall be called by mailing postage prepaid, not less than ten (10) nor more than sixty (60) days prior to the date fixed for such meeting, to each stockholder at his or her address appearing on the books of the corporation, a notice stating the purpose of the meeting.

          Section 1.3 - Nominations for Director.  Nominations for election
          --------------------------------------
to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations other than those made by, or on behalf of, the existing management of the coproration shall be made in writing and shall be delivered or mailed to the president of the corporation not less than fourteen

*         Section 1.1 - Annual Meetings amended January 27, 1988
          -----------------------------

*         Section 1.1 - Annual Meetings amended March 16, 1994
          -----------------------------

(14) days nor more than fifty (50) days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than twenty-one (21) days notice of the meeting is given to the stockholders, such nomination shall be mailed or delivered to the President of the corporation not later than the close of business on the seventh
(7th) day following the day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying stockholder; and (e) the number of shares of capital stock owned by the notifying stockholder. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chairman of the meeting, and upon his or her instructions, the election judges shall disregard all votes cast for such nominee.

          Section 1.4 - Judged of Elections.  Every election of directors
          ---------------------------------
shall be managed by three (3) judges who shall be appointed from among the stockholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve and shall certify the result thereof with the name of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote taken at such meeting and shall certify the results thereof.

          Section 1.5 - Proxies.  Stockholders may vote at any meeting of
          ---------------------
the stockholders by proxies duly authorized in writing. Proxies shall be valid for one (1) meeting, to be specified therein, and any adjournment of such meeting. Proxies shall be dated and filed with the records of the meeting.

          Section 1.6 - Quorum.  A majority of the outstanding capital
          --------------------
stock represented in person or by proxy shall constitute a quorum at any meeting of stockholders unless otherwise provided by law, but if there be no quorum, those present in person or by proxy may adjourn the meeting, from time to time, and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting unless otherwise provided by law or by the Certificate of Incorporation.

                                  ARTICLE II
                                   Directors
                                   ---------

          Section 2.1 - Board of Directors.  The Board of Directors shall
          --------------------------------
have the power to manage and administer the business and affairs of the corporation. Except as expressly limited by law, all corporate powers of the corporation shall be vested in, and may be exercised by, said Board.

          Section 2.2 - Number; Classes of Directors.  The Board of
          ------------------------------------------
Directors shall consist of not less than five (5) nor more than twenty-five
(25) stockholders, the exact number to be fixed and determined form time to time by resolution of a majority of the stockholders at any annual or special meeting thereof. the directors shall be divided into three classes, an nearly equal in number as possible, to be designated as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. The term of office of the initial directors of Class 1 shall expire at the first annual meeting of stockholders following their election, and their successors shall be elected for three-year terms. The term of office of the initial directors of Class 2 shall expire at the second annual meeting of stockholders following their election, and their successors shall be elected to three-year terms. The term of office of the initial director of Class 3 shall expire at the third annual meeting of stockholders following their election, and their successors shall be elected to three-year terms. Thereafter, all directors shall be elected to three-year terms. Each director shall serve until his or her successor shall have been elected and shall qualify or until his or her earlier resignation or removal.

          Section 2.3 - Organization Meeting.  The Secretary to the Board
          ----------------------------------
of Directors, upon receiving the certificate of the judges of election, shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new board and electing and appointing officers of the corporation for the succeeding year. Such meeting shall be appointed to be held immediately following the stockholders' meeting or as soon thereafter as is practicable, and, in any event, within thirty (30) days thereof.

*         Section 2.4 - Regular Meetings.  The regular meetings of the Board of
          ------------------------------
Directors shall be held, without notice, on the second Wednesday in March, June, September and December at 4:00 p.m. at the main office of the corporation, or at

*         Section 2.4 - Regular Meetings amended March 16, 1994
          ------------------------------
such other convenient time and place as may be established by the Chairman from time to time. When any regular meeting of the Board falls upon a holiday the meeting shall be held on the next business day, unless the President shall designate some other day.

          Section 2.5 - Special Meetings.  Special meetings of the Board of
          ------------------------------
Directors may be called by the Chairman or at the request of three (3) or more directors. Each member of the Board of Directors shall be given written or oral notice of the date, time, place and purpose of each such special meeting.

          Section 2.6 - Quorum.  A majority of the Board of Directors shall
          --------------------
constitute a quorum at any meeting except when otherwise provided by law but a lesser number may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice.

          Section 2.7 - Vacancies.  When any vacancy occurs among the
          -----------------------
directors, the remaining members of the Board, in accordance with law, may apoint a director to fill such vacancy at any regular meeting of the Board or at a special meeting called for that purpose.

          Section 2.8 - Directors Emeritus.  A retired director upon
          --------------------------------
invitaiton of the Board may be appointed Director Emeritus and when attending shall be paid the same salary per meeting as the regular board members. Directors Emeritus shall be authorized to enter into discussion of business pertaining to the corporation during board meetings and shall have all the privileges of the regular directors except voting privileges.

                                  ARTICLE III
                            Committees of the Board
                            -----------------------

          Section 3.1 - Executive Committee. There shall be a standing
          ---------------------------------
commitee of the Board of Directors known as the Executive Committee which shall be appointed annually by the Chairman and approved by the Board.
Each member shall serve until a successor is appointed, and committee shall consist of not less than three (3) directors nor more than five (5), none of whom shall be active officers of the corporation. The Executive Committee shall serve in an advisory capacity to the Chairman and the Board in all matters concerning future planning for the corporation and in all other matters coming under the authority of the office of the Chairman and the Board of Directors. The Executive Committee shall also perform other functions as are assigned from time to time by the Chairman or the Board of Directors.

          Section 3.2 - Other Committees.  The Chairman may appoint, from
          ------------------------------
time to time, other committees, approved by the Board, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, three (3) committee members will costitute a quorum of any board-approved committee.

                                  ARTICLE IV
                            Officers and Employees
                            ----------------------

          Section 4.1 - Chairman of the Board.  The Chairman of the Board
          -----------------------------------
shall have responsibility for all matters concerning future planning of the corporaiton and shall preside at all meetings of the Board of Directors and at all meetings of the Executive Committee.

          Section 4.2 - President and Chief Executive Officer.  The
          ---------------------------------------------------
President and Chief Executive Officer shall be charged with the general care and management of all property and business of the corporation and all of its departments, and shall have full authority over all officers and employees, subject to the provisions of these Bylaws and to the control of the Board of Directors. The President and Chief Executive Officer shall have power to sign, execute and deliver on behalf of the corporation all documents and instruments necessary to be signed, executed and delivered in carrying on the business of the corporaiton, and such other documents and instruments as the Board of Directors may direct from time to time. The President and Chief Executive Officer shall also have, and may exercise, such further powers and duties as, from time to time, may be assigned by the Board of Directors.

          Section 4.3 - Vice President.  The Board of Directors shall
          ----------------------------
appoint one (1) or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One of the Vice Presidents (if there be more than one) shall be designated by the Board of Directors in the absence of the President and Chief Executive Officer to perform all of the duties of the President and Chief Executive Officer.

          Section 4.4 - Secretary.  The Board of Directors shall appoint a
          -----------------------
Secretary who shall be the Secretary of the Board and who shall be responsible for keeping accurate minutes of all meetings. The Secretary shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

          Section 4.5 - Treasurer.  The Treasurer shall act under the
          -----------------------
supervision of the President or such other officer as the President may designate. The

Treasurer shall have custody of the corporation's funds and perform such other duties as may be prescribed by the Board of Directors, President or such other supervising officer as the President may designate.

          Section 4.6 - Other Officers.  The Board of Directors may appoint
          ----------------------------
one or more assistant vice presidents, one or more assistant secretaries, and such other officers and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transaction the business of the corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the Board of Directors or the President.

          Section 4.7 - Tenure of Office.  All officers shall serve at the
          ------------------------------
pleasure of the Board. Any vacancy occurring in any office shall be filled by the Board of Directors.

                                   ARTICLE V
                         Stock and Stock Certificates
                         ----------------------------

*         Section 5.1 - Transfers.  Shares of stock shall be transferable on the
          -----------------------
books of the corporation and a transfer book shall be kept in which all transfers of stock shall be recorded. An officer of the corporation will serve as Transfer Agent. Every person becoming a stockholder by such transfers shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

*         Section 5.2 - Declaration of Cash Dividends.  Declaration of cash
          -------------------------------------------
dividends shall be determined quarterly by the Board of Directors. The Board shall then establish the record date and payment date. Shareholders of record on the established record date will be entitled to receive such dividends, if any.

*         Section 5.3 - Stock Certificates. Certificates of stock, signed by the
          --------------------------------
President or any duly designated Vice President or corporate Treasurer and by the Secretary or an Assistant Secretary, shall be issued to stockholders, and the certificate shall state upon the face thereof that the stock is transferable only upon the books of the corporation, and when stock is transferred, the certificates thereof shall be returned to the corporation and shall be cancelled and preserved and new certificates shall be issued.

*         Section 5.1 - Transfers, Section 5.2 - Declaration of Cash Dividends,
          ---------------------------------------------------------------------
          and Section 5.3 - Stock Certificates amended December 6, 1995
          -------------------------------------------------------------

                                  ARTICLE VI
          Directors' and Officers' Liability, Indemnity and Insurance
          -----------------------------------------------------------

          Section 6.1 - Directors' Liability.  No director shall be
          ----------------------------------
personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such directors as a director. Not withstanding the foregoing sentence, directors shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section
6.1 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          Section 6.2 - Indemnification of Officers and Directors.  Any
          -------------------------------------------------------
person who was or is a party if threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified, to the extent permitted by law, by the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement, and any determination whether such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or, with respect to any criminal action or proceeding whether such person had no reasonable cause to believe that his or her conduct was unlawful) shall be made by a majority of the disinterested members of the Board of Directors at a special meeting duly convened for such purpose, or otherwise as provided by law.

          Section 6.3 - Directors' and Officers' Liability Insurance.  The
          ----------------------------------------------------------
corporation shall use its best efforts to purchase and maintain insurance, on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, in such amounts or limits as may from time to time be determined by the Board of Directors to be reasonable, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such director or officer, whether or not the corporation would have the power to indemnify him or her against such liability under law. This provision for directors' and officers' liability insurance is in addition to and not exclusive of all other rights to which directors or officers seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors, other provision of the Bylaws or otherwise.

                                  ARTICLE VII
                                Corporate Seal
                                --------------

          The Secretary or an Assistant Secretary shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall be in the following form:

                                 ARTICLE VIII
                           Miscellaneous Provisions
                           ------------------------

          Section 8.1 - Fiscal Year.  The fiscal year of the corporation
          -------------------------
shall be the calendar year.

          Section 8.2 - Execution of Instruments.  All agreements,
          --------------------------------------
indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in or on behalf of the corporation by the President or any duly authorized Vice President, as the Secretary or an Assistant Secretary shall attest. Any such instrument may also be executed, acknowledged, verified, delivered or accepted in or on behalf of the corporation in such other manner and by such other officer as the Board may from time to time direct. The provisions of this section are supplementary to any other provisions of these Bylaws.

          Section 8.3 - Records.  The Certificate of Incorporation, the
          ---------------------
Bylaws and the proceedings of all minutes of the stockholders and the Board of Directors, when signed by the chairman and secretary of the meeting, shall be recorded in the minute book provided for that purpose.

                                   ARTICLE IX
                              Contingency Planning
                              --------------------

          Section 9.1 - Provision for Emergency Operations by Surviving Staff.
          -------------------------------------------------------------------
In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this bank will continue to conduct the affairs of the bank under such guidance from the directors as may be available except as to matters which by statute require specific approval of the board of directors and subject to conformance with any governmental directives during the emergency.

          Section 9.2 - Provision for Emergency Operations Through Executive
          ------------------------------------------------------------------
Committee Action.  The board of directors shall have the power,
----------------
in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being. In the event of a state of a disaster of sufficient severity to prevent the conduct and management of the affairs and business of this bank by its directors and officers as contemplated by these Bylaws, any two or more available members of the then incumbent executive committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the bank in accordance with the provisions of Article III of these Bylaws; and in addition such committee shall be empowered to exercise all of the powers reserved to the trust committee under Article III hereof. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent executive committee, any three available directors shall constitute the executive committee for the full conduct and management of the affairs and business of the bank in accordance with the foregoing provisions of this section. This Bylaw shall be subject to implementation by resolutions of the board of directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim executive committee acting under this section that it shall be to the advantage of this bank to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

          Section 9.3 - Provision for Alternate Locations.  The offices of
          -----------------------------------------------
the bank at which its business shall be conducted shall be the main office thereof located at 211-213 Third Street, Elkins, West Virginia ( and branches, if any), and any other legally authorized location which may be leased or acquired by this bank to carry on its business. During an emergency resulting in any authorized place of business of this bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the board of directors or by the executive committee or by such persons as are then, in accordance with resolutions adopted from time to time by the board of directors dealing with the exercise authority in the time of such emergency, conducting the affairs of this bank. Any temporarily relocated place of business of this bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                                   ARTICLE X
                                    Bylaws
                                    ------
          Section 10.1 - Inspection.  A copy of the Bylaws with all of the
          -------------------------
Amendments thereto shall at all times be kept in a convenient place at the main office of the corporation and shall be open for inspection to all stockholders during business hours.

          Section 10.2 - Amendments.  The Bylaws may be amended, altered or
          -------------------------
repealed at any meeting of the Board of Directors by a vote of the majority of the whole number of Directors, providing the whole Board has been notified in writing seven (7) days prior to the meeting of the proposed changes.